Exhibit 99.5

STOCK ORDER FORM

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS
SEE REVERSE SIDE OF THIS FORM FOR ADDITIONAL INSTRUCTIONS

Campello Bancorp, Inc.
LOGO

Stock Information Center

For Internal Use Only

BATCH #______ ORDER #______ CATEGORY #______

REC'D ______ O ______ C ______

ORDER DEADLINE AND DELIVERY: Stock Order Forms, properly completed and with full payment, must be received (not postmarked) by 12:00 noon, Massachusetts time, on ________, 2008. Stock Order Forms may be delivered by using the enclosed postage paid envelope, or by hand or overnight delivery to the Stock Information Center address at the top of this form. The Stock Information Center is located at ____ . You may NOT deliver this form to our other offices. Please read important instructions on the reverse side of this form. Faxes or copies of this form are not required to be accepted.

(1) Number of Shares ______ X **Price Per Share** $10.00 = **(2) Total Payment Due** $ ______ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 30,000 ($300,000). See instructions on reverse side.

(3) Method of Payment – Check or Money Order

Enclosed is a check or money order payable to **Campello Bancorp, Inc.** in the amount of:

$ ______ .00

Wire transfers will not be accepted. Checks and money orders will be cashed upon receipt. ***The Community Bank line of credit checks and third party checks may not be remitted as payment.***

(4) Method of Payment – Deposit Account Withdrawal

The undersigned authorizes withdrawal from The Community Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be available within the account(s) listed at the time this form is received. The Community Bank IRA and deposit accounts with check-writing privileges may NOT be listed for direct withdrawal below.

For Internal Use Only	*The Community Bank Deposit Account Number(s)*	*Withdrawal Amounts*
		$ .00
		$ .00
		$ .00
	Total Withdrawal Amount	$ .00

(5) Purchaser Information

Subscription Offering. **Check the *one* box that applies, as of the earliest date, to the purchaser(s) listed in Section 8:**

- a. ☐ Depositors with accounts at The Community Bank with aggregate balances of at least $50 at the close of business on December 31, 2006;
- b. ☐ Depositors, other than directors, officers or corporators of The Community Bank, and their associates, with accounts at The Community Bank with aggregate balances of at least $50 at the close of business on March 31, 2008;
- c. ☐ Employees, officers, directors and corporators of The Community Bank;

Community Offering. If (a) through (c) above do not apply to the purchaser(s) listed in Section 8, check the first box that applies to this order:

- d. ☐ General Public—Residents of Plymouth, Bristol and Barnstable counties, Massachusetts; and
- e. ☐ You are placing an order in the Community Offering, but (d) above does not apply.

If you checked box (a) or (b), please provide the following information as of the eligibility date under which purchaser(s) listed in Section 8 below qualify in the Subscription Offering:

Account Title (Name(s) on Account)	*The Community Bank Deposit Account Number*

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) Management and Employees (Check the box, if applicable)

Check if you are a The Community Bank or Campello Bancorp:

☐ Director ☐ Corporator ☐ Officer ☐ Employee ☐ Member of the immediate family of director, corporator, officer or employee.
(immediate family as defined on the reverse side of this form)

(7) Maximum Purchaser Identification

☐ Check here if you, individually or with others, are subscribing for a maximum allowable purchase and you would like to be contacted with an opportunity to purchase more shares if the two maximum purchase limitations are increased. See section 1 of the Stock Order Form Instructions.

(8) Stock Registration The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 5 of this form), you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours.

First Name, Middle Initial, Last Name

Reporting SSN/Tax ID No.

First Name, Middle Initial, Last Name

SSN/Tax ID No.

Street

Daytime Phone Number **(important)**

City **(important)** State Zip County **(important)**

Evening Phone Number **(important)**

(9) Form of Stock Ownership

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ UniformTransfer to Minors Act *(for reporting SSN, use Minor's)*

☐ Corporation/Partnership ☐ Other__________

FOR SELF-DIRECTED ACCOUNT TRUSTEE USE ONLY

☐ IRA

SSN of Beneficial Owner: ______-______-______

(10) Acknowledgment and Signature I understand that, to be effective, this Stock Order Form must be received by Campello Bancorp, Inc. by 12:00 noon, Massachusetts time, on _______, 2008, otherwise, this Stock Order Form and all subscription rights will be void. I agree that after receipt by Campello Bancorp, Inc., this Stock Order Form may not be modified or canceled without Campello Bancorp, Inc.'s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal. **Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that this security is not a deposit or savings account, is not federally insured and is not guaranteed by Campello Bancorp, Inc. or The Community Bank or by any government agency. I further certify that, before purchasing the common stock of Campello Bancorp, Inc., I received the Prospectus dated _______, 2008.**

The Prospectus that I received contains disclosure concerning the nature of the common stock being offered by Campello Bancorp, Inc. and describes, in the Risk Factors section beginning on ______ of the Prospectus, the risks involved in the investment in this common stock, including but not limited to the following:

1. Our Loans Are Concentrated to Borrowers in Our Market Area. If Economic Conditions in Our Market Area Deteriorate, Our Results of Operations and Financial Condition Could Be Adversely Affected as Borrowers' Ability to Repay Loans Declines and the Value of the Collateral Securing Our Loans Decreases.
2. If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.
3. Future Changes in Interest Rates Could Reduce Our Profits.
4. Because We Intend to Increase Our Commercial Real Estate and Commercial and Industrial Loan Originations, Our Lending Risk Will Increase and Downturns in the Real Estate Market or Local Economy Could Adversely Affect Our Earnings.
5. Strong Competition Within Our Market Area May Limit Our Growth and Profitability.
6. We Rely on Our Management Team for the Successful Implementation of our Business Strategy.
7. The Future Price of the Shares of Common Stock May be Less Than the Purchase Price in the Offering.
8. Our Failure to Utilize Effectively the Net Proceeds of the Offering Could Reduce Our Return on Stockholders' Equity.
9. The Ownership Interest of Management and Employees Could Enable Insiders to Prevent a Merger That May Provide Stockholders a Premium for Their Shares.
10. There May Be a Limited Market for Our Common Stock, Which May Lower Our Stock Price.
11. The Implementation of a Stock-Based Benefit Plan May Dilute Your Ownership Interest and Will Increase our Compensation Expense. The Implementation of Such a Plan More than One Year Following the Offering May Increase the Dilution and the Expense and May Increase the Ownership Percentage of our Management and Employees.
12. Our Stock Benefit Plans Will Increase Our Costs, Which Will Reduce Our Profitability and Stockholders' Equity.
13. Various Factors May Make Takeover Attempts More Difficult to Achieve.
14. We Will Need to Implement Additional Finance and Accounting Systems, Procedures and Controls and Take Other Steps to Satisfy our New Public Company Reporting Requirements, Which Will Increase our Operating Expenses and Place Demands on our Management.
15. The Contribution of Shares to the Charitable Foundation Will Dilute Your Ownership Interests and Is Expected to Cause A Net Loss in Fiscal 2009.
16. Our Contribution to the Charitable Foundation May not Be Tax Deductible, Which Could Reduce Our Profits.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Campello Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights, and will not honor orders known to involve such transfer.

→ ORDER NOT VALID UNLESS SIGNED ←

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.
IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable) (Date)

Signature (title, if applicable) (Date)

QUESTIONS? **Call our Stock Information Center, at 1 - (__) ___ - ____, Monday through Friday from 10:00 a.m. to 4:00 p.m., Massachusetts time.**

Campello Bancorp, Inc.

Stock Order Form Instructions

Sections (1) and (2) - Number of Shares and Total Payment Due. Indicate the Number of Shares for which you wish to purchase and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or by individuals exercising subscription rights through a single qualifying deposit account held jointly, is 30,000 shares ($300,000). Further, no person, together with associates or persons acting in concert, may purchase an aggregate of more than 40,000 shares ($400,000), in all categories of the offering, combined. Please see the Prospectus section entitled “The Conversion and Offering” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) - Payment by Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order payable to Campello Bancorp, Inc. These will be cashed immediately upon receipt, so the funds must be available within the accounts when your Stock Order Form is received. We will not accept wire transfers. The Community Bank line of credit check, or a third party check (including those payable to you and endorsed to Campello Bancorp) may not be remitted. Interest on your funds will be earned at The Community Bank’s passbook savings rate until the offering is completed. After receipt of this order, it may not be modified or canceled without Campello Bancorp, Inc.’s consent.

Section (4) - Payment by Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from The Community Bank deposit account(s). Indicate the account number(s) and the amount(s) that you wish withdrawn. Funds designated for withdrawal must be available within the account(s) at the time this stock order form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you - they will be unavailable to you for withdrawal during the stock offering. The funds will continue to earn interest within the account(s) at the applicable contractual deposit account rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a certificate of deposit account held at The Community Bank. Note that you may NOT designate for direct withdrawal The Community Bank deposit accounts with check-writing privileges. Submit a check instead. You may authorize withdrawal from all types of savings accounts and certificate of deposit accounts. You may not designate individual retirement accounts for direct withdrawal. For guidance using IRA funds for this purchase, please contact the Stock Information Center as soon as possible-preferably at least two weeks before the ________, 2008 offering deadline.

Section (5) - Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 8 of this form. Purchase priorities are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all The Community Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to a Community Offering, if held. Orders placed in the Subscription Offering will take preference over orders placed in a Community Offering. See “The Conversion and Offering” section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription.

Section (6) - Management and Employees. Check a box, if applicable. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, corporator, officer or employee.

Section (7) - Check the box, if applicable. If you check the box but have not subscribed for the maximum amount, you will not have an opportunity to purchase more shares.

Section (8) - Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If you checked box (a), (b) or (c) as a purchaser eligible in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable FINRA member within one day of payment thereof.

Section (9) - Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registration. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials-use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.”, “Mrs.”, etc. Check the one box that applies.

Buying Stock Individually - Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 8 of this form must have had an eligible deposit account at The Community Bank on either December 31, 2006 or March 31, 2008.

Joint Tenants - Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 8 of this form must have had an eligible deposit account at The Community Bank on either December 31, 2006 or March 31, 2008.

Tenants in Common - May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 8 of this form must have had an eligible deposit account at The Community Bank on either December 31, 2006 or March 31, 2008.

Buying Stock for a Minor - Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 8 of this form must have had an eligible deposit account at The Community Bank on either December 31, 2006 or March 31, 2008. The standard abbreviation for custodian is “CUST”, while the Uniform Transfer to Minors Act is “UTMA”, followed by the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the MA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA MA (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership - On the first name line, indicate the name of the corporation or partnership and indicate that entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 8 of this form must have had an eligible deposit account at The Community Bank on either December 31, 2006 or March 31, 2008.

Buying Stock in a Trust/Fiduciary Capacity - Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or the name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 8 of this form must have had an eligible deposit account at The Community Bank on either December 31, 2006 or March 31, 2008.

Buying Stock in a Self - Directed IRA - (for trustee/broker use only) Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information, and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 8 of this form must have had an eligible deposit account at The Community Bank on either December 31, 2006 or March 31, 2008.

Section (10) - Acknowledgment and Signature. Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on this form. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment and/or withdrawal authorization, so that it is received (not postmarked) by Campello Bancorp, Inc. by 12:00 noon, Massachusetts time, on ________, 2008. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, that do not include proper payment or required signature(s). A postage paid envelope has been included for your convenience. OVERNIGHT DELIVERY can be made to the Stock Information Center, which is located at __________. You may also hand deliver to this location. Please do not deliver Stock Order Forms to any other The Community Bank office.

QUESTIONS? Call our Stock Information Center, at 1 - (            ) ___-____, Monday through Friday from 10:00 a.m. to 4:00 p.m., Massachusetts time.